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                    EXHIBIT 23.1   CONSENT OF GRANT THORNTON LLP


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                                                                    EXHIBIT 23.1







                         INDEPENDENT AUDITORS' CONSENT


We have issued our report dated February 8, 1996 (except for the "Earnings per share" paragraph of Note 1, as to which the date is June 30, 1997) accompanying the financial statements of LIFE Financial Corporation (formerly Life Savings Bank, Federal Savings Bank) appearing in Life Financial Corporation's Registration Statement on Form S-4 (File No. 333-20497), which is incorporated by reference in this Registration Statement on Form S-8 (Life Financial Corporation 401(k) Savings Plan). We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



/s/ Grant Thornton LLP


Irvine, California
January 8, 1998